Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plan Administrator

TWB Company, LLC Deferred Profit Sharing Plan, as Amended and Restated:

We consent to the incorporation by reference in the Registration Statement (No. 333-196733) filed on Form S-8 of Worthington Industries, Inc. and the TWB Company, LLC Deferred Profit Sharing Plan, as Amended and Restated, of our report dated June 26, 2015 with respect to the financial statements and supplemental schedule of the TWB Company, LLC Deferred Profit Sharing Plan, as Amended and Restated, as of and for the fiscal years ended November 3, 2014 and December 31, 2013, which report appears in the Annual Report on Form 11-K of the TWB Company, LLC Deferred Profit Sharing Plan, as Amended and Restated for the fiscal year ended November 3, 2014. The TWB Company, LLC Deferred Profit Sharing Plan, as Amended and Restated, merged with and into the Worthington Industries, Inc. Deferred Profit Sharing Plan effective November 3, 2014.

/s/ MEADEN & MOORE, LTD.

Certified Public Accountants

Cleveland, Ohio

June 26, 2015